EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                              OF THE COMPANY AS OF
                                December 31, 1997


                                                      Percentage of
                                Jurisdiction of      Voting Securities
Name                             Incorporation       Owned by Company
----                             --------------      -----------------

M.O.C. Resources, Inc.               Nevada                100%